                                                                      EXHIBIT 99

[CNA SURETY LOGO]

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

CONTACT:    John F. Corcoran, 312-822-1371
            Doreen Lubeck, 773-583-4331


                 CNA SURETY ANNOUNCES THIRD QUARTER 2004 RESULTS


CHICAGO, OCTOBER 26, 2004 -- CNA Surety Corporation (NYSE:SUR) today reported net income for the third quarter of 2004 of $11.0 million, or $ 0.26 per share, compared to a net loss of $47.4 million, or $1.10 per share, for the same period in 2003. The increase in net income reflects higher net earned premium, higher investment income, and the absence of material adverse loss development which occurred during the third quarter of 2003.

"While we are very pleased to report a significant increase in net income, what is even more important is the continuation of positive operating trends", noted John Welch, President and Chief Executive Officer. "We now have four consecutive quarters in which premium production has been strong, loss activity has remained within normal parameters, and our financial strength has continued to grow."

For the quarter ended September 30, 2004, gross written premiums increased 8.4 percent to $102.2 million. Contract surety gross written premiums increased 8.3 percent to $61.6 million due to volume growth. Commercial surety gross written premiums increased 8.6 percent to $32.5 million due to continued strong volume growth in small commercial products. Ceded written premiums increased $3.6 million to $15.7 million for the third quarter of 2004 compared to the same period of last year. This increase reflects the Company's decision to purchase additional protection under its 2004 reinsurance program. Net written premiums increased 5.2 percent to $86.4 million.

For the quarter ended September 30, 2004, the loss, expense, and combined ratios were 27.5 percent, 62.9 percent and 90.4 percent, respectively, compared to
144.7 percent, 62.8 percent, and 207.5 percent, respectively, for the same period in 2003. The improved loss and combined ratios reflect the absence of material adverse loss development which occurred during the third quarter of 2003 that resulted in higher 2003 accident year provisions for incurred losses and net unfavorable loss reserve development for prior accident years.

Net investment income for the quarter ended September 30, 2004 was $7.7 million compared to $6.4 million during the third quarter of 2003 due to a significant increase in invested assets. The annualized pretax yields were 4.4% and 4.3% for the three months ended September 30, 2004 and 2003, respectively. Net realized investment gains were $0.2 million for the third quarter of 2004. There were minimal net realized investment gains in the third quarter of 2003.

Net income for the nine months ended September 30, 2004 was $27.5 million, or $
0.64 per share, compared to a net loss of $24.7 million, or $0.58 per share, in 2003. The increase reflects the absence of material adverse loss development which occurred during the third quarter of 2003, higher net earned premium, and higher investment income, partially offset by higher underwriting expenses incurred in the first quarter of 2004 related to an accrual for policyholder dividends and severance costs related to the re-organization of the company's field office structure.

For the nine months ended September 30, 2004, gross written premiums increased
6.3 percent to $301.1 million. Gross written premiums for contract surety increased 9.6 percent to $172.8 million. This increase was primarily due to improving rates on large contract bonds. Commercial surety premiums increased
0.7 percent to $103.9 million as continued strong volume growth in small commercial products were offset by the results of ongoing efforts to reduce aggregate exposures to large commercial accounts. Ceded written premiums increased $18.4 million to $57.0 million for the nine months of 2004 compared to the same period last year primarily due to the timing of reinsurance premium payments, but it also reflects the Company's decision to purchase additional reinsurance protection. Net written premiums decreased slightly to $244.1 million.

For the nine months ended September 30, 2004, the loss, expense, and combined ratios were 27.5 percent, 66.5 percent and 94.0 percent, respectively, compared to 67.0 percent, 62.5 percent, and 129.5 percent, respectively, for the same period in 2003. The improved loss ratio reflects the absence of material adverse loss development which occurred during the third quarter of 2003. The expense ratio for the first nine months of 2004 was negatively impacted by higher reinsurance costs and the increase of the accrual for policyholder dividends and costs related to the initiative to simplify and streamline the field organization.

For the nine months ended September 30, 2004, net investment income increased
11.9 percent to $22.1 million compared to $19.8 million for the same period in 2003. The increase reflects the impact of higher overall invested assets. The annualized pretax yields were 4.4% and 4.5% for the nine months ended September 30, 2004 and 2003, respectively. Net realized investment gains were $2.5 million for the first nine months of 2004 compared to $1.8 million in the same period of 2003.

As of September 30, 2004, stockholders' equity increased by 6.0 percent from December 31, 2003, to $434.8 million. Combined statutory surplus totaled $235.3 million at September 30, 2004, resulting in a net written premium to statutory surplus ratio of 1.4 to 1.0.

BUSINESS ENVIRONMENT

The Company's business is subject to certain risks and uncertainties associated with the current economic environment and corporate credit conditions. In the past, the Company's performance has been materially impacted by a significant increase in corporate defaults on a worldwide basis. Because the nature of the business is to insure against non-performance, future results of operations could be negatively impacted by adverse trends in corporate defaults.

CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiary, Western Surety Company, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 34,000 independent agencies. The Company's Securities and Exchange Commission filings are available at www.sec.gov or visit us at www.cnasurety.com on the World Wide Web for a direct link to the SEC website.

CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

NOTE: A conference call for investors and the professional investment community will be held at 10:00 a.m. Central time on October 27, 2004. On the conference call will be John F. Welch, President and Chief Executive Officer of CNA Surety Corporation and John F. Corcoran, Chief Financial Officer of CNA Surety Corporation. It will also be broadcast live on the Internet at: http://phx.corporate-ir.net/playerlink.zhtml?c=64019&s=wm&e=949924 or go to the investor relations pages of the CNA Surety website (www.cnasurety.com) for further details. The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available beginning at 12:00 pm Central time on October 27 until 12:00 pm on November 3 by dialing (800) 839-6713, pass code 6705774 or over the Internet at the foregoing websites.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of significant increases in corporate defaults on a national or global basis, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions including underwriting limitations imposed by the U.S. Department of Treasury, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, the cost and availability of reinsurance contracts on reasonable terms, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.



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-- Chart Follows--

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





CNA SURETY CORPORATION
     Press Release Investor Data
     (Amounts in thousands, except per share data)

                                                            THREE MONTHS ENDED               NINE MONTHS ENDED
                                                              SEPTEMBER 30,                    SEPTEMBER 30,
                                                        -------------------------        -------------------------
                                                           2004           2003              2004           2003
                                                        ---------       ---------        ---------       ---------

     OPERATING RESULTS:

     Gross written premiums                             $ 102,151       $  94,222        $ 301,094       $ 283,339
                                                        =========       =========        =========       =========

     Net written premiums                               $  86,417       $  82,138        $ 244,083       $ 244,769
                                                        =========       =========        =========       =========

     Revenues:
       Net earned premiums                              $  83,068       $  77,732        $ 235,418       $ 225,784
       Net investment income                                7,688           6,429           22,127          19,780
       Net realized investment gains                          194               1            2,476           1,829
                                                        ---------       ---------        ---------       ---------
          Total revenues                                $  90,950       $  84,162        $ 260,021       $ 247,393
                                                        ---------       ---------        ---------       ---------


     Expenses:
       Net losses and loss adjustment expenses(1)          22,847         112,492           64,685         151,333
       Net commissions, brokerage and
            other underwriting expenses                    52,245          48,805          156,627         141,041
       Interest expense                                       664             372            1,512           1,180
                                                        ---------       ---------        ---------       ---------
          Total expenses                                   75,756         161,669          222,824         293,554
                                                        ---------       ---------        ---------       ---------

     Income (loss) before income taxes                     15,194         (77,507)          37,197         (46,161)

     Income taxes                                           4,220         (30,088)           9,664         (21,414)
                                                        ---------       ---------        ---------       ---------

     NET INCOME (LOSS)                                  $  10,974       $ (47,419)       $  27,533       $ (24,747)
                                                        =========       =========        =========       =========

     Basic earnings (loss) per common share             $    0.26       $    1.10)       $    0.64       ($   0.58)
                                                        =========       =========        =========       =========


     Diluted earnings (loss) per common share           $    0.25       ($   1.10)       $    0.64       ($   0.58)
                                                        =========       =========        =========       =========


     Basic weighted average shares outstanding             43,001          42,971           42,995          42,962
                                                        =========       =========        =========       =========

     Diluted weighted average shares outstanding           43,048          42,994           43,048          42,985
                                                        =========       =========        =========       =========



     See notes to Press Release Investor Data on page 6.

     CNA SURETY CORPORATION
     Press Release Investor Data
     (Amounts in thousands)

                                                            THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                               SEPTEMBER 30,                     SEPTEMBER 30,
                                                       --------------------------         --------------------------
                                                          2004             2003              2004            2003
                                                       ---------        ---------         ---------        ---------

     UNDERWRITING RESULTS:

     Gross written premiums:
        Contract                                       $  61,610        $  56,863         $ 172,807        $ 157,651
        Commercial                                        32,548           29,970           103,877          103,145
        Fidelity and other                                 7,993            7,389            24,410           22,543
                                                       ---------        ---------         ---------        ---------
                                                       $ 102,151        $  94,222         $ 301,094        $ 283,339
                                                       =========        =========         =========        =========
     Net written premiums:
       Contract                                        $  49,424           51,492         $ 134,033        $ 140,376
       Commercial                                         29,366           23,602            86,726           82,873
       Fidelity and other                                  7,627            7,044            23,324           21,520
                                                       ---------        ---------         ---------        ---------
                                                       $  86,417        $  82,138         $ 244,083        $ 244,769
                                                       =========        =========         =========        =========


     Net earned premiums                               $  83,068        $  77,732         $ 235,418        $ 225,784
     Net losses and loss adjustment expenses (1)          22,847          112,492            64,685          151,333
     Net commissions, brokerage and other
           underwriting expenses                          52,245           48,805           156,627          141,041
                                                       ---------        ---------         ---------        ---------
     Underwriting income (loss)                            7,976          (83,565)           14,106          (66,590)
     Net investment income                                 7,688            6,429            22,127           19,780
     Net realized investment gains                           194                1             2,476            1,829
     Interest expense                                        664              372             1,512            1,180
                                                       ---------        ---------         ---------        ---------
     Income (loss) before income taxes                    15,194          (77,507)           37,197          (46,161)
     Income taxes                                          4,220           30,088)            9,664          (21,414)
                                                       ---------        ---------         ---------        ---------
     NET INCOME (LOSS)                                 $  10,974        $ (47,419)        $  27,533        $ (24,747)
                                                       =========        =========         =========        =========


     Loss ratio (1)                                         27.5%           144.7%             27.5%            67.0%
     Expense ratio                                          62.9             62.8              66.5             62.5
                                                       ---------        ---------         ---------        ---------
     Combined ratio (1)                                     90.4%           207.5%             94.0%           129.5%
                                                       =========        =========         =========        =========

     See notes to Press Release Investor Data on page 6.

     CNA SURETY CORPORATION
     Press Release Investor Data
     (Amounts in thousands, except per share data)

                                                            THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                               SEPTEMBER 30,                     SEPTEMBER 30,
                                                       --------------------------         --------------------------
                                                          2004             2003              2004            2003
                                                       ---------        ---------         ---------        ---------
     CASH FLOW DATA:

     Net cash provided by operations                   $  44,193           23,224         $   103,516     $     2,611



                                                                                          SEPTEMBER 30,   December 31,
     CONSOLIDATED BALANCE SHEET DATA:                                                         2004           2003
                                                                                          -----------     -----------
     Invested assets and cash                                                             $   765,278     $   654,072
     Intangible assets, net                                                                   138,785         138,785
     Total assets                                                                           1,194,645       1,169,123

     Insurance reserves                                                                       614,335         637,607
     Debt                                                                                      65,671          50,418
     Total stockholders' equity                                                               434,835         410,141

     Book value per share                                                                 $     10.11     $      9.54

     Outstanding shares                                                                        43,001          42,980
                                                                                          ===========     ===========

     ----------
     NOTES TO PRESS RELEASE INVESTOR DATA

     (1) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions were additions of $4, or 0.0 %, and $38,961, or 50.1%, for the three months ended September 30, 2004 and 2003, respectively, and a reduction of $567, or 0.2%, and an addition of $39,301, or 17.4%, for the nine months ended September 30, 2004 and 2003, respectively.




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